   As filed with the Securities and Exchange Commission on February 6, 2001.
                                                       Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                         California Pizza Kitchen, Inc.
             (Exact name of registrant as specified in its charter)

           California                             5812                            95-4040623
  (State or other jurisdiction        (Primary Standard Industrial              (IRS Employer
of incorporation or organization)     Classification Code number)           Identification Number)

                    6053 West Century Boulevard, 11th Floor
                       Los Angeles, California 90045-6442
                                 (310) 342-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Frederick R. Hipp, Chief Executive Officer and President
                         California Pizza Kitchen, Inc.
                    6053 West Century Boulevard, 11th Floor
                       Los Angeles, California 90045-6442
                                 (310) 342-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

        Anna M. Graves, Esq.                       Edward S. Rosenthal, Esq.
        Chad C. Conwell, Esq.               Fried, Frank, Harris, Shriver & Jacobson
Paul, Hastings, Janofsky & Walker LLP                350 South Grand Avenue
       555 South Flower Street                 Los Angeles, California 90071-3406
 Los Angeles, California 90071-2371                      (213) 473-2000
           (213) 683-6000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-53088

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                       Proposed Maximum
 Title of Each Class of                   Aggregate      Proposed Maximum
    Securities to be     Amount to be   Offering Price  Aggregate Offering    Amount of
       Registered        Registered(1)   per Share(2)        Price(2)      Registration Fee
-------------------------------------------------------------------------------------------
Common stock, par value
 $0.01 per share........   1,150,000        $25.94         $29,831,000        $7,458.00
-------------------------------------------------------------------------------------------

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(1) Includes 150,000 shares to be sold upon exercise of the Underwriters' over-
    allotment option.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of California Pizza Kitchen, Inc., a California corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-53088) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                 CERTIFICATION

The Company hereby certifies to the Commission that (i) it paid $5,474 on February 5, 2001, (ii) it has instructed its bank to pay the Commission the remaining filing fee of $1,984 of the total $7,458 filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on February 6, 2001), (iii) it will not revoke such instructions, (iv) it has sufficient funds in the relevant account to cover the amount of such filing fee and (v) it will confirm receipt of such instructions by the bank during regular business hours on February 6, 2001.

PART II      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-53088 are incorporated by reference into, and shall be deemed part of, this registration statement, except for the following, which are filed herewith.

EXHIBIT NUMBER      EXHIBIT INDEX
---------------------------------------------------------------------------------------------------------
5.1                  Paul, Hastings, Janofsky & Walker, LLP Opinion of Legality
23.1                 Consent of Ernst & Young LLP
23.2                 Consent of Paul, Hastings, Janofsky & Walker, LLP (included in Exhibit 5.1)

(b) Financial Statement Schedules

Not applicable.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Los Angeles, State of California, on February 6, 2001.

                                          California Pizza Kitchen, Inc.

                                               /s/ Frederick R. Hipp
                                          By: _________________________________
                                          Name: Frederick R. Hipp
                                          Title: Chief Executive Officer,
                                                President and Director
                                                (Principal Executive Officer)

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on February 6, 2001:

                    Name                                        Title
                    ----                                        -----

                Larry S. Flax                Co-Chairman of the Board and Director
 ___________________________________________
                Larry S. Flax

            Richard L. Rosenfield            Co-Chairman of the Board and Director
 ___________________________________________
            Richard L. Rosenfield

              Frederick R. Hipp              Chief Executive Officer, President and
 ___________________________________________  Director (Principal Executive Officer)
              Frederick R. Hipp

              Harold O. Rosser               Director
 ___________________________________________
              Harold O. Rosser

             Bruce C. Bruckmann              Director
 ___________________________________________
             Bruce C. Bruckmann
             Charles G. Phillips             Director
 ___________________________________________
             Charles G. Phillips
               H.G. Carrington               Executive Vice President and Chief
 ___________________________________________  Financial Officer
            H.G. Carrington, Jr.

              Gregory S. Levin               Vice President, Controller and Chief
 ___________________________________________  Accounting Officer
              Gregory S. Levin

                                      II-2